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                                                                    Exhibit 10.2

                              CO-HOSTING AGREEMENT


     This Co-Hosting Agreement (the "Agreement") is made by and between NETWORKS ASSOCIATES, INC., a Delaware corporation, doing business as Network Associates, Inc., with its principal place of business at 3965 Freedom Circle, Santa Clara, California 95054 ("NAI"), and SOFTWARE.NET CORPORATION, a Delaware corporation, a.k.a. Beyond.com, with its principal place of business at 1195 West Fremont Avenue, Sunnyvale, California 94087 ("Co-Host"). The Effective Date of this Agreement (herein called the "Effective Date") is September 21, 1998.


                                    RECITALS

     WHEREAS, Co-Host owns various Internet locations, including the location set forth in Part 1 of Exhibit "A" hereto (the "Co-Host Site") and markets software and computer hardware products from the Co-Host Site (herein referred to as the "Goods").

     WHEREAS, Co-Host, as successor of Cybersource Corporation, and NAI are parties to an Electronic Software Distribution Agreement, dated as of September 1, 1997 regarding the electronic distribution of NAI's Goods (the "ESD Agreement").

     WHEREAS, NAI has developed various Internet locations (the "NAI Internet Sites") (with separate URL designations issued to NAI by InterNIC) (said designations being herein referred to individually as an "URL") comprised of one or more file servers, with an Internet access at the applicable URL. Those portions of the NAI Internet Site or any future Internet locations developed by NAI which are accessible by members of the general public are referred to herein as the "Originating Locations." NAI permits the maintenance of "hot links" from the Originating Locations to other Internet locations, whereby the end user can transfer from the NAI Internet Sites to the Co-Host Site by clicking the pointing device on highlighted text or images. "Originating Locations" does not include the McAfee Mall (as defined in Part 2 of Exhibit "A") or web servers within a firewall or accessible only by passwords or other similarly restricted URLs (the "Restricted Sites"); provided, however, that the term Restricted Sites shall not include sites accessible only through online services (such as AOL) and other portals generally accessible to the public.

     WHEREAS, NAI and Co-Host desire to place a Co-Host "hot link" for the Goods at the Originating Locations and NAI and Co-Host desire to enter into certain additional agreements regarding such marketing opportunities through the Originating Locations.

     THEREFORE, in consideration of the foregoing, and of the mutual covenants and agreements hereinafter set forth, Co-Host and NAI have entered into the agreements hereinafter set forth.



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     IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the Effective Date.


                                     SOFTWARE.NET CORPORATION
                                     (A.K.A. BEYOND.COM)

ADDRESS FOR NOTICES
1195 West Fremont Avenue
Sunnyvale, California 94087
Attention: President

                                     By: /s/ JAMES R. LUSSIER
                                         ---------------------------------------
                                     Name:  James R. Lussier
                                     Title: Vice President, Business Operations
                                     Date:  9/21/98


                                     NETWORKS ASSOCIATES, INC.

ADDRESS FOR NOTICES
1195 West Fremont Avenue
Sunnyvale, California 94087
Attention: President

                                     By: [SIG]
                                         ---------------------------------------
                                     Name:  [ILLEGIBLE]
                                     Title: CFO


Date:  September 21, 1998




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                        TERMS AND CONDITIONS OF AGREEMENT


1. LOCATION. During the Term (as defined in Section 6 (a) below), NAI shall provide the following marketing considerations to Co-Host:

     (a) Co-Hosting Rights. Co-Host shall be permitted to maintain on the Online Service Page (as defined in Part 2 of Exhibit "A") of the Originating Locations in the manner set forth on Exhibit "B" hereto (and on such other positions as are set forth on Exhibit "B" or as the parties may mutually agree upon in writing from time to time) a hot link to Internet locations specified by the Co-Host (the "Destination") from which Goods (other than Competitor's Goods (hereinafter defined)) may be sold. The web pages at the Destination shall be maintained in accordance with the requirements of this Agreement, including without limitation, Section 2 hereof. "Competitor's Goods" as used herein shall mean the Goods of any of the persons or entities described on Part 1 of Exhibit "C" attached hereto and made a part hereof. The Destination shall not contain any links to any third party sites for the purchase of Competitor's Goods; provided that the Destination will link to the Co-Host Site (which will sell Competitor's Goods).

     (b) Exclusive Positioning. Co-Host shall be the exclusive reseller of software products ("Software") at the Originating Locations. [*]

     (c)  Short Term Product Exclusives. [*]


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          [*] "NAI Goods" as used herein shall mean retail desktop software products offered by NAI under the "McAfee" brand or other NAI owned brand, which NAI makes available for resale through distributors and resellers via the Internet.

     (d) Reference Site. Co-Host may refer to the Originating Locations as a Co-Host customer location and to NAI as a Co-Host customer hereunder provided all such references shall be subject to the prior review and approval of NAI, which approval will not be unreasonably withheld.

     (e)  Links to Online Service Page. [*]

NAI reserves the right to change the URL of the Originating Locations from time to time and agrees to give Co-Host as much notice of any such change as is practicable.

2.   MARKETING AND SALES.

     (a) Placement of Order. In consideration of the Co-Hosting Fee set forth in Part 3 of Exhibit "A", NAI shall provide the marketing consideration identified in Section 1 during the Term of this Agreement.

     (b) Advertising Materials; Destination Operation. Co-Host shall provide to NAI artwork and text materials with respect to the advertisement of the Destination at the Originating Locations. Such artwork and materials must be non-infringing, inoffensive, accurate, truthful and otherwise comply with all applicable laws. Co-Host shall comply with all applicable laws in connection with the operation of the Destination, including without limitation, requirements regarding the confidentiality of information concerning end users. NAI retains the right, but not the obligation, to disapprove or remove any advertisements or advertising materials it reasonably deems illegal, inappropriate or otherwise inconsistent with the purposes of the Originating Sites, without the consent of Co-Host.

     (c) Use of Trademarks. Co-Host hereby grants to NAI a non-exclusive, non-transferable, royalty-free license during the term of this Agreement to use the trademarks, service marks and trade names of Co-Host in connection with the advertising and promotion of the Goods from the Originating Locations, provided that NAI complies with the terms of Section 9(b) of the Web Site Services Agreement (as defined below). Co-Host reserves the right to terminate the foregoing right, after giving NAI notice and opportunity to cure the allegedly harmful use, if in Co-Host's reasonable judgment, NAI's use of such trademarks, service marks and trade names harms the business, image or goodwill of Co-Host.


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     (d)  Limited Duty of Promotion. NAI shall have no duty or obligation to advertise or promote the Goods, other than as set forth in this
          Section 2. Except as expressly set forth herein (including, without limitation, as set forth in this Section 2(d)), NAI does not, expressly or impliedly, guaranty or warrant any results or level of sales or customer leads to Co-Host. NAI reserves the right to cease publication of the Originating Locations for brief periods from time to time for maintenance or other purposes; provided that the Originating Locations will comply with the same "Uptime Requirements" specified with respect to the "Managed Site" in the Web Site Services Agreement.

     (e) Marketing Promotions. During the Term, Co-Host and NAI will regularly discuss and implement mutually agreed upon jointly funded marketing promotions. NAI and Co-Host hereby agree that the marketing promotions set forth on Exhibit "D" hereto will be implemented as set forth on Exhibit "D".

     (f) Distribution of Physical Products. NAI grants to Co-Host the right to distribute physical copies of NAI's Goods to end users ordering from the Managed Site, the Destination or Beyond.com upon the terms set forth in Exhibit "E" attached hereto and made a part hereof.

3.   PAYMENT AND RECORDS.

     (a) Fees. Subject to the provisions of Section 6 hereof, Co-Host shall pay to NAI the amount designated in Part 3 of Exhibit "A" as the Co-Hosting Fee upon the schedule set forth in such Part.

     (b) Payment Terms. Except as set forth in such Part 3 of Exhibit "A", payments from Co-Host to NAI shall be due thirty (30) days from the date of invoice. All payments will be made in United States dollars, free of any taxes then currently applicable, at the address designated above by NAI. Late payments shall bear interest at the lesser of: (i) the maximum rate permitted by law, and (ii) the rate of 1.5% per month from the due date until paid.

4. EQUITABLE RELIEF. Each party acknowledges that any breach of its obligations under this Agreement with respect to the proprietary rights or confidential information of the other party will cause the other party irreparable injury for which there are inadequate remedies at law, and therefore such other party will be entitled to equitable relief in addition to all other remedies provided by this Agreement or available at law.

5. PROPRIETARY RIGHTS. NAI retains ownership of the NAI Internet Site, the Originating Locations, the trademarks and all intellectual property rights in connection with the NAI Internet Site, including without limitation, its URL designations and all rights from InterNIC in connection therewith. Co-Host and its licensors retain ownership of all intellectual property rights in the advertising materials provided, the trademarks and all intellectual property rights in connection with the Destination and the Co-Host Site, including, without limitation, its URL designations and all rights from InterNIC in connection therewith, and all of its other intellectual property rights.


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6.   TERM AND TERMINATION.

     (a)  Term. [*]

     (b)  Termination. [*]

     (c) Effect of Termination. Upon the effective date of the termination, all outstanding invoices and other invoicable amounts will become due and payable. Co-Host's contractual right to the marketing consideration shall cease immediately upon the effective date of the termination. [*]

7. CONFIDENTIALITY. Confidential Information disclosed by either party in writing and marked as "confidential," proprietary" or the like (or disclosed verbally if a written summary is provided within thirty days), including any information relating to such party's research, development, proprietary technology, product and marketing plans, finances, personnel and business opportunities will be considered confidential information. Each party will not use the other party's confidential information except as required to achieve the objectives of this Agreement and will not disclose such confidential information except to employees, agents and contractors who have a need to know in the discharge of their duties under this Agreement. Such restrictions will not apply to information that becomes public knowledge other than through the disclosing party, is independently developed by the non-disclosing party, or is lawfully required to be disclosed by any governmental agency or otherwise required to be disclosed by law.


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     Neither party will make any disclosure of, or statement covering, the terms of this Agreement, including the financial terms, to any third parties (other than its attorneys, accountants and professional consultants), without obtaining the other's prior written consent, except as required by court order or applicable regulatory authorities, including without limitation, the rules and regulations of the Securities and Exchange Commission, any stock exchange and the NASDAQ. The parties agree that under their current understanding, disclosure of the financial terms of this Agreement is not required under the foregoing rules and regulations. The obligations of this Section 7 shall survive the termination of this Agreement, under any circumstances. The parties shall make a joint press release announcing the relationship, the timing and content of which shall be subject to the mutual agreement of the parties.

8. RELATIONSHIP OF THE PARTIES. The parties are independent contractors and not partners, joint venturers or agents, and neither party may obligate the other to any warranty or other obligation. Neither NAI nor Co-Host is by virtue of this Agreement authorized as an agent or other representative of the other party.

9.   REPRESENTATIONS, WARRANTIES AND INDEMNIFICATION.

     (a) Co-Host represents and warrants to NAI that Co-Host has all right, title, ownership interest and/or marketing rights necessary to provide the advertising materials to NAI, to perform its obligations hereunder and to operate the Destination. Each party further represents and warrants to the other that it has not entered into any agreements or commitments which are inconsistent with or in conflict with the rights granted or obligations incurred by the representing party in this Agreement. Co-Host further represents and warrants that the advertising materials supplied hereunder do not infringe any Covered Country (hereinafter defined) copyright, trademark, or trade secret right. Covered Country shall mean the United States of America and any member state of the European Economic Union. Co-Host agrees that, if notified promptly in writing and given sole control of the defense and all related settlement negotiations, it will defend NAI, its employees, officers and agents, against any claim based on an allegation that (i) advertising materials supplied hereunder infringes a Covered Country patent, copyright, trademark or state trade secret right, or (ii) Co-Host violated any law, statute or ordinance or any governmental or administrative order, rule or regulation with regard to the advertising materials, the operation of the Destination or the manufacture, possession, distribution, use or sale of the Goods. Co-Host will pay any resulting costs, damages and attorneys' fees finally awarded by a court, or agreed to in settlement by Co-Host, with respect to any such claims. NAI agrees that, if the advertising materials become, or in Co-Host's opinion are likely to become, the subject of an infringement claim, NAI will permit Co-Host, at Co-Host's option and expense, to, among other things, procure the right for NAI to continue marketing and using the advertising materials, or to replace or modify them so that they become non-infringing.



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     (b)  NAI represents and warrants that NAI has all right, title, ownership interest and/or marketing rights necessary to operate the Originating Locations, provide the Products to Co-Host, and the Products shall be free and clear of all liens and encumbrances. NAI further represents and warrants that it has not entered into any agreements or commitments which are inconsistent with or in conflict with the rights granted to Co-Host in this Agreement. NAI further represents and warrants that the Products supplied hereunder do not infringe any Covered Country patent, copyright, trademark, or trade secret right. NAI agrees that, if notified promptly in writing and given sole control of the defense and all related settlement negotiations, it will defend Co-Host, its employees, officers and agents against any claim based on an allegation that (i) a Product supplied hereunder infringes a Covered Country patent, copyright, trademark or trade secret right, or (ii) NAI violated any law, statute or ordinance or any governmental or administrative order, rule or regulation with regard to a Product or its manufacturer, possession, use or sale. NAI will pay any resulting costs, damages and attorneys' fees finally awarded by a court, or agreed to in settlement by NAI, with respect to any such claims to the extent of the compensation received under this Agreement. Co-Host agrees that, if the Products in the inventory of Co-Host, or the operation thereof, become, or in NAI's opinion are likely to become, the subject of an infringement claim, Co-Host will permit NAI, at NAI's option and expense, to, among other things, procure the right for Co-Host to continue marketing and using such Products, or to replace or modify them so that they become non-infringing. If neither of the foregoing alternatives is available on terms that NAI deems reasonable, Co-Host will return such Products on written request from NAI. NAI will grant Co-Host a credit equal to the price paid by Co-Host for such returned Products, as adjusted for discounts, returns and credits actually given, provided that such returned Products are in an undamaged condition. NAI will have no obligation to Co-Host with respect to infringement of patents, copyrights, trademarks or trade secrets or other proprietary rights beyond that stated in this Section 9(b).

     (c) No Combination Claims. Notwithstanding Section 9(b), NAI will not be liable to Co-Host for any claims to the extent they arise solely based upon the combination, operation or use of any Product with equipment, data or programming not supplied by NAI, or to the extent they arise solely based upon the alteration or modification of the Products by the Co-Host or the purchaser of such Products.

10. LIMITATION OF LIABILITY. [*] EXCLUSIVE OF ANY CLAIMS BY THIRD PARTIES FOR INJURY OR DAMAGES TO PERSONS OR TANGIBLE PROPERTY DIRECTLY CAUSED BY ANY PRODUCT, NEITHER PARTY'S LIABILITY WITH REGARD TO THIS AGREEMENT OR THE ADVERTISING MATERIALS, IF ANY, WILL INCLUDE CONSEQUENTIAL, INCIDENTAL, SPECIAL OR OTHER INDIRECT DAMAGES, SUCH AS LOST PROFITS, EVEN IF

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     THE OTHER PARTY HAS KNOWLEDGE OF THE LIKELIHOOD OF SUCH DAMAGES.

11. FORCE MAJEURE. Neither party shall be liable for the failure to perform any of its obligations under this Agreement, except for payment obligations, if such failure is caused by the occurrence of any event beyond the reasonable control of such party, including without limitation, fire, flood, strikes and other industrial disturbances, failure of raw materials suppliers, failure of transport, accidents, transmission difficulties, phone service interruptions, riots, insurrections, acts of God or orders of governmental agencies.

12.  GENERAL.

     (a) This Agreement, the Web Site Services Agreement and the certain ESD Agreement between the parties set forth the entire agreement between the parties on all subject matters and supercede all prior agreements and understandings between the parties.

     (b) This Agreement may not be changed, terminated or amended except in writing. Whenever the consent of any party is required hereunder, such consent may be given or withheld in such party's sole discretion and with or without reason or cause, unless this Agreement states otherwise.

     (c) The parties agree that the terms and conditions of this Agreement shall prevail over any contrary or additional terms in any purchase order (unless agreed to in writing by both parties), sales acknowledgment, confirmation or any other document issued by either party affecting the purchase and/or sale of Goods. The terms of the Exhibits to this Agreement shall be equal in importance to the terms of the body of this Agreement.

     (d) Either party's failure or delay in exercising any of its rights will not constitute a waiver of such rights unless expressly waived in writing. Neither party may assign this Agreement without the other's prior written approval, except by operation of law or in connection with the sale of substantially all of the assets of such party's business or the acquisition of such party by a third party.

     (e) This Agreement will be governed and interpreted according to the laws of the State of California, without reference to principles of conflicts of laws. Each party hereto expressly consents to the personal jurisdiction of the state and federal courts located in Santa Clara County, California, and expressly waives any defense to any action based on inconvenient forum, choice of venue, lack of personal jurisdiction, sufficiency of service of process or the like.

     (f) In the event of any litigation or arbitral proceeding between they parties regarding this Agreement, the advertising materials or the obligations of the parties hereunder, the party not prevailing therein shall pay the reasonable attorneys' fees and court costs of the party prevailing therein.



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     (g)  If a court of law finds any provision of this Agreement unenforceable, the parties agree to modify such provision to the extent necessary to make it legal and enforceable while preserving its intent and the economic effect of the unenforceable provision.

     (h) Any notices and demands provided hereunder must be in writing and will be deemed given upon the earlier of actual receipt or two (2) days after being sent by overnight Federal Express or Express Mail, return receipt requested, to the appropriate address set forth above, as such contacts and addresses may be changed by written notice to the other party.



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                                   EXHIBIT "A"

                           Additional Agreement Terms
                 (with location of first reference in Agreement)


1.   Destination                                                      (Recitals)

     www.mol.com or any successor site, which shall be the page to which traffic is directed from the public NAI URLs.

     Co-Host Site
     www.beyond.com

2.   Certain Definitions


     1. "Aggregate Revenue" [*]

     2. [*]

     3. McAfee Mall shall mean the same thing as the Managed Site under the Web Site Services Agreement.

     4. Online Service Page shall mean the general reference page for the NAI Sites established under the URL www.mol.com or any successor URL.

     5. [*]

3.   Co-Hosting Fee                                              (Section 2(a))
     [*]

     (a)  [*]


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     (b)  [*]


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                                   EXHIBIT "B"

        SPECIFICATIONS FOR HOT LINK FROM THE ONLINE SERVICE PAGE OF ANY
                              ORIGINATING LOCATION

[*]


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                                   EXHIBIT "C"


                               COMPETITORS OF NAI

PART 1

[*]



                             COMPETITORS OF CO-HOST

PART 2

[*]


THE PARTIES AGREE TO ACT IN GOOD FAITH IN MODIFYING THE ABOVE LIST OF
COMPETITORS.


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                                   EXHIBIT "D"

                            Joint Marketing Programs

     PROGRAM:                                                   FUNDING:

1.   [*]

2.   [*]


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                                   EXHIBIT "E"

                              DISTRIBUTION ADDENDUM

     WHEREAS, NAI owns and/or markets certain computer software and hardware products set forth on Exhibit "A" ("Products").

     WHEREAS, Co-Host is an independent reseller of computer products to end users ordering products through web sites on the Internet operated by Co-Host.

     WHEREAS, Co-Host distributes electronic copies of the Products pursuant to the ESD Agreement.

     WHEREAS, Co-Host desires to distribute the Products and NAI desires to make the Products available to Co-Host for further distribution.

     THEREFORE, in consideration of the foregoing, and of the mutual covenants and agreements hereinafter set forth, NAI and Co-Host enter into the following additional agreements regarding the Products:

1. APPOINTMENT. NAI appoints Co-Host as a non-exclusive distributor of the Products to end users ordering the Products from the Destination or the Co-Host Site, and Co-Host accepts this appointment. Co-Host shall distribute the Products, as an independent reseller, at its own risk and expense and subject to any such prices, contractual terms and conditions as Co-Host may from time to time determine. Nothing in this Agreement shall prohibit Co-Host from distributing competing products in the Territory. The "Territory" as that term is used herein shall mean all countries in the world except countries to which export or re-export of any Product, or the direct products of any Product is prohibited by United States law without first obtaining the permission of the United States Office of Export Administration or its successor. Co-Host shall not have the right to assign or otherwise transfer this Agreement or any rights herein granted to any other person or entity, except by operation of law or in connection with the sale of all of its assets, or the acquisition of the Co-Host by a third party. Any such attempted assignment shall be void and the Agreement shall remain in effect.

2. DISTRIBUTION. Co-Host has the right to market and distribute the Products subject to the license agreement that accompanies such Product. Co-Host may not engage in the rental of any of the Products. Co-Host shall not in any event remove from or obscure upon any Products any labels placed thereon by NAI containing statements of restrictions upon distribution, without the prior written consent of NAI. NAI reserves the right in its sole discretion and without liability to Co-Host to add additional Products, change the prices for the Products pursuant to Section 5, modify the Products, change the level of NAI's support for the Products and discontinue the availability of any Product. Any addition or deletion from the list of Products will be indicated by NAI's revision to the NAI price list, and NAI will use reasonable efforts to provide Co-Host with thirty (30) days notice prior to the effective date of such changes indicated on the NAI price list.



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3.   MARKETING.

     (a) General. Co-Host will use commercially reasonable efforts to market the Products it orders to the best of its ability, and to that end will (i) conduct marketing activities authorized by NAI, (ii) support special promotions initiated by NAI, and (iii) maintain a sound financial condition. Co-Host will conduct its business in a manner that reflects favorably upon the Products and NAI.

     (b) Advertising; Use of Trademarks. Co-Host may advertise and promote the Products in a commercially reasonable manner and, subject to the provisions of Section 5 of the Co-Hosting Agreement, may use trademarks, service marks and trade names provided by NAI in connection therewith, provided that all such promotions and advertising will be consistent with NAI's general quality standards and the provisions of Section 5 of the Co-Hosting Agreement. Unless otherwise agreed upon in writing by NAI, Co-Host will submit each advertisement and promotion to NAI for trademark review and approval prior to initial release, which approval will not be unreasonably delayed or withheld. All such usage which was not expressly approved by NAI must be terminated immediately upon receipt of notice from NAI to that effect.

     (c) Trademarks Rights. NAI owns any and all trademarks, trade names, and service marks for the Products (as noted in Section 5 of the Co-Hosting Agreement). Such trademarks, trade names, and service marks shall include all product names, the names "Network Associates," logos, designs, and other designations or brands used by NAI in connection with the Products. Co-Host acknowledges and agrees that NAI is not granting to Co-Host any rights in any Product trademark, trade name, or service mark in or outside of the Territory.

4.   INSPECTIONS, RECORDS AND REPORTING.

     (a) Sales Out Reports. Co-Host will provide to NAI within ten (10) days after the end of each calendar month, a computer media data file in the format established by NAI showing, for such month, Co-Host's total sales, by customer and by Product from each location. If requested by NAI, Co-Host shall provide such reports with respect to weekly periods or bi-weekly periods prior to the end of the calendar month in which such period occurs.

     (b) Inventory Level Reports. Co-Host will provide to NAI on Monday of each week, a computer media data file in the format established by NAI showing Co-Host's current inventory levels of each Product (including items in transit), and weekly runrate snapshots and the other information reasonably requested by NAI.

     (c) Records. For three (3) years after each calendar quarter during the term of this Agreement, Co-Host will keep, at Co-Host's office, full and accurate books of account and copies of all documents and other materials for such quarter relating to this Agreement and Co-Host's records, accounts and contracts relating to the distribution of the Products.



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     (d)  Audit. NAI may inspect the records described in Sections 4(c) upon demand from time to time. In addition, Co-Host agrees to allow NAI's independent auditors to audit and analyze appropriate accounting records of Co-Host from time to time (but not more than one every six
          (6) months) to ensure compliance with all terms of this Agreement. Any such audit shall be permitted by Co-Host within fifteen (15) days of Co-Host's receipt of NAI's written request to audit, during normal business hours. The cost of such an audit will be borne by NAI unless a material discrepancy indicating inadequate record keeping or that additional fees due to NAI are discovered, in which case the cost of the audit shall be borne by Co-Host. A discrepancy shall be deemed material if it involves payment or adjustment of more than five percent of the amount reported in favor of NAI. Audits and inspections shall not interfere unreasonably with Co-Host's business activities.]

5.   ORDERING AND PAYMENT.

     (a)  [*]

     (b)  [*]

     (c)  [*]

          (i)  [*]


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          (ii) [*]

         (iii) [*]

          (iv) [*]

     (d)  [*]

     (e)  TAXES.

          (i) All amounts payable by Co-Host to NAI under this Agreement are exclusive of any tax, withholding tax, levy, or similar governmental charge that may be assessed by any jurisdiction in or outside the Territory except income and similar taxes levied on and payable by NAI. Such taxes, withholding taxes, levies, and governmental charges (collectively "Taxes") include Taxes based on sales, use, excise, import or export values/fees, value-added, income, revenue, net worth, or may be the result of the delivery, possession, or use of the Products, the execution or performance of this Agreement or otherwise. Should any Taxes be due, Co-Host agrees to pay such Taxes and indemnify NAI for any claim for


* CERTAIN CONFIDENTIAL INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED
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                                       5
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               such Taxes demanded. Co-Host shall make no deduction from any amounts owed to NAI for any Taxes. Co-Host covenants to NAI that all Products distributed hereunder will be in the ordinary course of Co-Host's business, and Co-Host agrees to provide NAI with appropriate information and/or documentation satisfactory to the applicable taxing authorities to substantiate any claim of exemption from any Taxes.

          (ii) For all Taxes paid by Co-Host, Co-Host shall provide to NAI within forty-five (45) days after the end of any quarter, a certificate of tax payment documenting the payment and amount of the Taxes paid during the preceding quarter.

6.   SHIPMENT, RISK OF LOSS AND DELIVERY.

     (a) Shipment. All the physical Products will be shipped by NAI, F.C.A. (Incoterms 1990) place of shipment. Co-Host is responsible for paying all freight charges, transportation expenses, insurance charges, all applicable taxes, duties, import and export fees and similar charges associated with the delivery of the Products to Co-Host. All shipments will be made using either any carrier approved by both Co-Host and NAI. Co-Host will not without NAI's prior written consent, submit any order calling for the shipment of a Product to more than a single redistribution site.

     (b) Risk of Loss. All risk of loss of or damage to the Products will pass to Co-Host upon delivery by NAI to the common carrier. Co-Host will bear the risk of loss or damage in transit.

     (c) Partial Delivery. Unless Co-Host clearly advises NAI to the contrary in writing NAI, may make partial shipments on account of Co-Host's orders which shall, to be separately invoiced and paid for when due.

7.   RETURNS.

     (a) Returned Merchandise Authorization. Notwithstanding anything to the contrary herein contained, NAI will not issue credit to nor be obligated to accept returns for any reason for any physical Products unless NAI shall have previously issued a written Return Merchandise Authorization ("RMA"). The preceding sentence governs whether or not NAI is obligated to issue an RMA under this Agreement or applicable law. RMAs must be in writing, signed by NAI and only authorize the return of Products in good resalable conditions unless expressly provided otherwise herein. If damaged goods are received pursuant to an RMA, no credit shall be given by NAI with respect to such damaged goods unless the RMA indicates otherwise. Co-Host shall be responsible for all freight charges for goods returned pursuant to an RMA, unless otherwise indicated herein or in the RMA.

     (b) Customer Returns and Bad Box. Subject to Section 7 (a), Co-Host may, during the term of this Agreement, obtain a credit against current or future invoices from

          NAI, for Products which have been returned by end users as defective, or pursuant to the warranty stated in NAI's end user license. Such credit will be in an amount equal to the original invoice price less any discounts or other credits previously received. Co-Host shall also have the ability to return for credit Products which have boxes that are or become damaged, unless such damage was caused by Co-Host. An offsetting purchase order must be placed for all bad box returns. In the event of claims by end users of incomplete Product, NAI, at its discretion, may supply to Co-Host, at no charge, any and all missing materials which are supposed to be provided with the current release of such Products or replace the entire Products in such situation.

     (c) Discontinued Products. Co-Host may, during the term of this Agreement, obtain a credit for the price paid by Co-Host to be applied against current or future invoices, for all versions of Products shipped by NAI within the previous ninety (90) days that NAI discontinues or which are removed from NAI's current retail price list. Such credit will be equal to the price paid by Co-Host for such obsolete Products, less discounts received under Section 5 of this Agreements. All such discontinued Products will be counted and inspected at the Inspection Site by NAI's employee, and upon NAI's acceptance thereof (which will be a condition of Co-Host's eligibility for a credit hereunder) such Products will be promptly and completely destroyed or, if requested by NAI, such Products or any portion thereof will be returned to NAI as it directs. No Product shall be deemed discontinued if a later version of the Product is still being offered by NAI and end users may obtain the current version of such Product from NAI electronically at no additional charge.

     (d) Freight. Co-Host will pay all costs (including freight) associated with the return of the Products to NAI and back to Co-Host as provided herein, except that NAI will be responsible for all freight costs associated with (i) the return of Products under Section 7(b), (ii) the return of any discontinued or obsolete Products under Section 7(c), and (iii) the return of other Product updates agreed upon by NAI and Co-Host.

8.   GENERAL.

     (a) Co-Host agrees that it will not, directly or indirectly, export or transmit the Product and technical data (or any part thereof) or any process or service that is the direct product of the software and documentation, to any group S or Z country specified in Supplement No. 1 of Section 770 of the Export Administration Regulations or to any other country to which such export or transmission is restricted by such regulation or statute, without the prior written consent, if required, of the Office of Export Administration of the U.S. Department of Commerce, or such other governmental entity as may have jurisdiction over such export or transmission.

     (b) Co-Host acknowledges that some NAI Products hereto contain encryption and some are export restricted (the "Restricted Software") by the U.S. Department of Commerce's Bureau of Export Administration (BXA). Co-Host further acknowledges that for this reason, the export of such items may subject the Co-Host or its executives to fines and/or other severe penalties. Unless all required permits and/or approvals have been obtained, Co-Host shall not export or re-export the Restricted Software outside of the United States, whether directly or indirectly, and will not cause, approve or otherwise facilitate others such as agents, subsequent purchasers, licensees or any other third parties in doing so. The parties agree to cooperate with each other with respect to any application for any required licenses and approvals. However, Co-Host acknowledges it is their ultimate responsibility to comply with all export laws with respect to the Restricted Software and that NAI has no further responsibility after the initial sale to the Co-Host within the United States.

                           EXHIBIT "A" TO EXHIBIT "E"

1. PRODUCTS COVERED (RECITALS). Product(s) provided to Co-Host shall be all NAI Goods as that term is defined in Section 1 (c) of the Agreement and no other products.

2.   PRICES AND DISCOUNTS (SECTION 5(a)).

[*]



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